EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Enviva Partners, LP (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John K. Keppler, President and Chief Executive Officer of Enviva Partners GP, LLC, the general partner of the Company, and Stephen F. Reeves, Executive Vice President and Chief Financial Officer of Enviva Partners GP, LLC, the general partner of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)                                 the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:                  June 8, 2015

/s/ John K. Keppler
John K. Keppler
President and Chief Executive Officer

Date:                  June 8, 2015

/s/ Stephen F. Reeves
Stephen F. Reeves
Executive Vice President and Chief Executive Officer